Exhibit 99.1
Microvast Reports Second Quarter 2023 Financial Results

•Revenue increased 16.4% year over year to $75.0 million, exceeding guidance
•Achieved record backlog of $675.9 million, up 541.9% year over year
•Gross margin increased from 7.5% to 15.3%, a 7.8 percentage point improvement year over year

STAFFORD, Texas, USA, August 7, 2023 — Microvast Holdings, Inc. (NASDAQ: MVST) (“Microvast” or the “Company”), a technology innovator that designs, develops and manufactures lithium-ion battery solutions, today announced unaudited condensed consolidated financial results for the second quarter ended June 30, 2023 (“Q2 2023”).

“In the second quarter, we delivered strong year-over-year revenue growth, led by the continued production ramp up of our commercial vehicle customers in Europe.” said Yang Wu, Microvast’s Founder, Chairman, President and Chief Executive Officer. “We are incredibly pleased to have begun shipping qualified 53.5Ah cells from our 2GWh Huzhou, China facility during the second quarter. With Huzhou now in ramp-up phase, our execution focus for the remainder of the year is to bring our Clarksville, Tennessee facility into trial production in Q4.”

"The stand-out performance from the quarter is the improving gross margin and backlog setting a new record of $675.9 million,” said Craig Webster, Microvast’s Chief Financial Officer. “We anticipate further upticks in our backlog through the rest of the year supported by new energy storage and commercial vehicle projects, which would lead to very high utilization rates on our new capacity expansions.”

Results for Q2 2023

•Revenue of $75.0 million, compared to $64.4 million in Q2 2022, an increase of 16.4%

•Backlog as of June 30, 2023 was $675.9 million, representing a growth of 541.9% compared to $105.3 million in backlog as of June 30, 2022 and sequential growth of 38.9% compared to $486.7 million in backlog at March 31, 2023

•Gross margin increased to 15.3% from gross margin of 7.5% in Q2 2022; Non-GAAP adjusted gross margin increased to 17.3%, up from 10.4% in Q2 2022

•Operating expenses of $39.0 million, compared to $50.4 million in Q2 2022; Adjusted operating expenses of $22.7 million, compared to $21.7 million in Q2 2022

•Net loss of $26.1 million, compared to net loss of $44.2 million in Q2 2022; Non-GAAP adjusted net loss of $8.3 million, compared to non-GAAP adjusted net loss of $14.9 million in Q2 2022

•Net loss per share of $0.08 compared to net loss per share of $0.15 in Q2 2022; Non-GAAP adjusted net loss per share of $0.02, compared to non-GAAP adjusted net loss per share of $0.05 in Q2 2022

•Adjusted EBITDA of $(4.2) million in Q2 2023, compared to Adjusted EBITDA of $(9.2) million in Q2 2022

•Capital expenditures of $57.7 million, compared to $26.9 million in Q2 2022, and primarily driven by our capacity expansion at our Clarksville, Tennessee facility

•Cash, cash equivalents, restricted cash and short-term investments equaled $195.8 million as of June 30, 2023, compared to $327.7 million as of December 31, 2022, and $396.9 million as of June 30, 2022

Results for Six Months Ended June 30, 2023 (“YTD 2023”)

•Revenue of $121.9 million, compared to $101.1 million in the six months ended June 30, 2022 (“YTD 2022”), an increase of 20.6%

•Gross margin increased to 13.4% from gross margin of 4.8% in YTD 2022; Non-GAAP adjusted gross margin increased to 15.9%, up from 8.5% in YTD 2022

•Operating expenses of $75.2 million, compared to $93.8 million in YTD 2022; Adjusted operating expenses of $42.5 million, compared to $52.8 million in YTD 2022

•Net loss of $55.6 million, compared to net loss of $88.0 million in YTD 2022; Non-GAAP adjusted net loss of $19.9 million, compared to non-GAAP adjusted net loss of $44.0 million in YTD 2022

•Net loss per share of $0.18 compared to net loss per share of $0.29 in YTD 2022; Non-GAAP adjusted net loss per share of $0.06, compared to non-GAAP adjusted net loss per share of $0.14 in YTD 2022

•Adjusted EBITDA of $(11.7) million in YTD 2023, compared to Adjusted EBITDA of $(32.4) million in YTD 2022

•Capital expenditures of $93.6 million, compared to $67.9 million in YTD 2022, and were driven by investments in manufacturing capacity expansions in Huzhou, China and Clarksville, Tennessee

Please refer to the tables at the end of this press release for reconciliations of gross profit to non-GAAP adjusted gross profit, and net loss to non-GAAP adjusted net loss and non-GAAP adjusted EBITDA.

2023 Outlook

•The Company expects to add to its record backlog of $675.9 million, with continued growth in orders and backlog for the rest of the year

•For Q3 2023, the Company expects revenue to be in the range of $72 million to $80 million and $348 million to $368 million for the full year 2023

•Continued ramp-up of deliveries to customers of 53.5Ah cells from Huzhou, China to meet strong demand; trial production in Clarksville, Tennessee remains on track for Q4

•Capital expenditures for the full year are anticipated to be in the range of $180.0 million to $210.0 million

Webcast Information

Company management will host a conference call and webcast to discuss the Company’s financial results on August 7, 2023, at 4:00 p.m. Central Time, to discuss the Company's financial results. The live webcast and accompanying slide presentation will be accessible from the Events & Presentations section of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the event. Investment community professionals interested in participating in the Q&A session may join the call by dialing +1 (877) 407-9208.

About Microvast

Microvast is a global leader in providing battery technologies for electric vehicles and energy storage solutions. With a legacy of over 17 years, Microvast has consistently delivered cutting-edge battery systems that empower a cleaner and more sustainable future. The company's innovative approach and dedication to excellence have positioned it as a trusted partner for customers around the world. Microvast was founded in 2006 and is headquartered in Stafford, Texas. For more information, please visit www.microvast.com or follow us on LinkedIn or Twitter (@microvast).

Contact:

Rodney Worthen
Investor Relations
ir@microvast.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “project,” “predict,” “outlook” “should,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding our industry and market sizes, and future opportunities for us. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Many factors could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including, among others: (1) changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes; (2) risk that we may not be able to execute our growth strategies or achieve profitability; (3) risks of operations in China; (4) the impact of inflation; (5) changes in availability and price of raw materials; (6) changes in the markets that we target; (7) heightened awareness of environmental issues and concern about global warming and climate change; (8) risk that we are unable to secure or protect our intellectual property; (9) risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (10) risk that our customers will adjust, cancel or suspend their orders for our products; (11) risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; (12) risk of product liability or regulatory lawsuits or proceedings relating to our products or services; (13) economic, financial and other impacts of the coronavirus (“COVID-19”) pandemic, including global supply chain disruptions; and (14) the conflict between Russia and Ukraine and any restrictive actions that have been or may be taken by the U.S. and/or other countries in response thereto, such as sanctions or export controls. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.”

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as forward-looking statements are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof except as may be required under applicable securities laws. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Microvast has disclosed in this earnings release non-GAAP financial measures, including non-GAAP adjusted gross profit (loss), non-GAAP adjusted EBITDA and non-GAAP adjusted net loss, which are non-GAAP financial measures as defined under the rules of the SEC. These are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

Reconciliations to the most comparable GAAP measures, gross profit and net income (loss), are contained in tabular form in the unaudited financial statements below. Non-GAAP adjusted gross profit is GAAP gross profit as adjusted for non-cash stock-based compensation expense included in cost of revenues. Non-GAAP adjusted net loss is GAAP net loss as adjusted for non-cash stock-based compensation expense and change in valuation of warrant liabilities. Non-GAAP adjusted net loss per common share is GAAP net loss per common share as adjusted for non-cash stock-based compensation expense and change in valuation of warrant liabilities per common share. Non-GAAP adjusted EBITDA is defined as net loss excluding depreciation and amortization, non-cash settled share-based compensation expense, interest expense, interest income, changes in fair value of our warrant liability and income tax expense or benefit.

We use non-GAAP adjusted gross profit, non-GAAP adjusted EBITDA and non-GAAP adjusted net loss for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider them to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that these non-GAAP financial measures, when taken together with their most directly comparable GAAP measures, gross profit and net income (loss), provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.

Non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. For example, our calculation of non-GAAP adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of non-GAAP adjusted EBITDA may not be directly comparable to similarly titled measures of other companies. The principal limitation of non-GAAP adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result, such information may be presented differently in our future filings with the SEC. For example, with respect to the warrant liability resulting from the merger, we now exclude changes in fair value from net loss in our non-GAAP adjusted EBITDA and non-GAAP adjusted net loss calculation, which had not been done in prior periods.

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	December 31, 2022	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$231,420	$142,766
Restricted cash, current	70,732	27,542
Short-term investments	25,070	25,490
Accounts receivable (net of allowance for credit losses of $4,407 and $3,468 as of December 31, 2022 and June 30, 2023, respectively)	119,304	106,094
Notes receivable	2,196	17,724
Inventories, net	84,252	86,760
Prepaid expenses and other current assets	12,093	20,620
Total Current Assets	545,067	426,996
Restricted cash, non-current	465	11
Property, plant and equipment, net	335,140	497,847
Land use rights, net	12,639	11,878
Acquired intangible assets, net	1,636	3,343
Operating lease right-of-use assets	16,368	21,001
Other non-current assets	73,642	36,596
Total Assets	$984,957	$997,672

Liabilities
Current liabilities:
Accounts payable	$44,985	$54,319
Advance from customers	54,207	53,058
Accrued expenses and other current liabilities	66,720	116,449
Income tax payables	658	653
Short-term bank borrowings	17,398	18,117
Notes payable	68,441	50,114
Total Current Liabilities	252,409	292,710
Long-term bonds payable	43,888	43,888
Long-term bank borrowings	28,997	31,029
Warrant liability	126	109
Share-based compensation liability	131	170
Operating lease liabilities	14,347	18,003
Other non-current liabilities	32,082	32,046
Total Liabilities	$371,980	$417,955

Shareholders’ Equity
Common Stock (par value of US$0.0001 per share, 750,000,000 and 750,000,000 shares authorized as of December 31, 2022 and June 30, 2023; 309,316,011 and 309,626,443 shares issued, and 307,628,511 and 307,938,943 shares outstanding as of December 31, 2022 and June 30, 2023)	$31	$31
Additional paid-in capital	1,416,160	1,452,189
Statutory reserves	6,032	6,032
Accumulated deficit	(791,165)	(846,835)
Accumulated other comprehensive loss	(18,081)	(33,745)
Total Microvast Holding, Inc. shareholders’ equity	612,977	577,672
Noncontrolling interests	$—	$2,045
Total Equity	$612,977	$579,717
Total Liabilities and Equity	$984,957	$997,672

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Revenues	$64,414	$74,953	$101,082	$121,926
Cost of revenues	(59,573)	(63,492)	(96,228)	(105,607)
Gross profit	4,841	11,461	4,854	16,319
Operating expenses:
General and administrative expenses	(34,335)	(23,560)	(60,436)	(43,945)
Research and development expenses	(10,244)	(9,507)	(21,553)	(20,368)
Selling and marketing expenses	(5,810)	(5,897)	(11,808)	(10,885)
Total operating expenses	(50,389)	(38,964)	(93,797)	(75,198)
Subsidy income	576	637	713	714
Loss from operations	(44,972)	(26,866)	(88,230)	(58,165)
Other income and expenses:
Interest income	420	1,518	734	2,899
Interest expense	(895)	(487)	(1,691)	(946)
Changes in fair value of warrant liability	1,255	—	820	17
Other income, net	10	(243)	409	546
Loss before provision for income taxes	(44,182)	(26,078)	(87,958)	(55,649)
Income tax expense	—	—	—	—
Net loss	$(44,182)	$(26,078)	$(87,958)	$(55,649)
Less: net income attributable to noncontrolling interests	—	11	—	21
Net loss attributable to Microvast Holdings, Inc.'s shareholders	$(44,182)	$(26,089)	$(87,958)	$(55,670)
Net loss per common share
Basic and diluted	$(0.15)	$(0.08)	$(0.29)	$(0.18)
Weighted average shares used in calculating net loss per share of common stock
Basic and diluted	300,565,515	307,742,032	299,709,069	307,728,460

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Six Months Ended June 30,
	2022	2023
Cash flows from operating activities
Net loss	$(87,958)	$(55,649)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property, plant and equipment	13	826
Depreciation of property, plant and equipment	10,377	9,797
Amortization of land use right and intangible assets	283	399
Noncash lease expenses	1,112	1,465
Share-based compensation	53,650	35,779
Changes in fair value of warrant liability	(820)	(17)
Reversal of credit losses	380	(832)
Provision for obsolete inventories	1,919	928
Impairment loss from property, plant and equipment	493	51
Product warranty	6,235	5,450
Changes in operating assets and liabilities:
Notes receivable	(20,647)	(19,808)
Accounts receivable	(21,856)	10,251
Inventories	(15,906)	(16,610)
Prepaid expenses and other current assets	1,689	(6,842)
Amounts due from/to related parties	85	—
Operating lease right-of-use assets	(19,260)	(5,850)
Other non-current assets	111	199
Notes payable	19,237	(15,517)
Accounts payable	808	11,771
Advance from customers	3,230	(968)
Accrued expenses and other liabilities	(13,704)	1,020
Operating lease liabilities	15,838	3,364
Other non-current liabilities	1,156	(215)
Net cash used in operating activities	(63,535)	(41,008)

Cash flows from investing activities
Purchases of property, plant and equipment	(67,915)	(93,630)
Proceeds on disposal of property, plant and equipment	2	648
Purchase of short-term investments	—	(419)
Net cash used in investing activities	(67,913)	(93,401)

Cash flows from financing activities
Proceeds from borrowings	13,466	9,232
Repayment of bank borrowings	(17,332)	(3,939)
Net cash generated from financing activities	(3,866)	5,293
Effect of exchange rate changes	(3,863)	(3,182)
Decrease in cash, cash equivalents and restricted cash	(139,177)	(132,298)
Cash, cash equivalents and restricted cash at beginning of the period	536,109	302,617
Cash, cash equivalents and restricted cash at end of the period	$396,932	$170,319

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-Continued
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Six Months Ended June 30,
	2022	2023
Reconciliation to amounts on consolidated balance sheets
Cash and cash equivalents	$333,867	$142,766
Restricted cash	63,065	27,553
Total cash, cash equivalents and restricted cash	$396,932	$170,319

MICROVAST HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Revenues	$64,414	$74,953	$101,082	$121,926
Cost of revenues	(59,573)	(63,492)	(96,228)	(105,607)
Gross profit (GAAP)	$4,841	$11,461	$4,854	$16,319
Gross margin	7.5%	15.3%	4.8%	13.4%

Non-cash settled share-based compensation (included in cost of revenues)	1,882	1,525	3,781	3,029
Adjusted gross profit (non-GAAP)	$6,723	$12,986	$8,635	$19,348
Adjusted gross margin (non-GAAP)	10.4%	17.3%	8.5%	15.9%

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS
(In thousands of U.S. dollars, except per share data, or as otherwise noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Net loss (GAAP)	$(44,182)	$(26,078)	$(87,958)	$(55,649)
Changes in fair value of warrant liability*	(1,255)	—	(820)	(17)
Non-cash settled share-based compensation*	30,523	17,819	44,780	35,740
Adjusted Net Loss (non-GAAP)	$(14,914)	$(8,259)	$(43,998)	$(19,926)

*The tax effect of the adjustments was nil.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Net loss per common share-Basic and diluted (GAAP)	$(0.15)	$(0.08)	$(0.29)	$(0.18)
Changes in fair value of warranty liability per common share	—	—	—	—
Non-cash settled share-based compensation per common share	0.10	0.06	0.15	0.12
Adjusted net loss per common share-Basic and diluted (non-GAAP)	$(0.05)	$(0.02)	$(0.14)	$(0.06)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Net loss (GAAP)	$(44,182)	$(26,078)	$(87,958)	$(55,649)
Interest expense (income), net	475	(1,031)	957	(1,953)
Income tax expense	—	—	—	—
Depreciation and amortization	5,207	5,099	10,660	10,196
EBITDA (non-GAAP)	$(38,500)	$(22,010)	$(76,341)	$(47,406)
Changes in fair value of warrant liability	(1,255)	—	(820)	(17)
Non-cash settled share-based compensation	30,523	17,819	44,780	35,740
Adjusted EBITDA (non-GAAP)	$(9,232)	$(4,191)	$(32,381)	$(11,683)